EXHIBIT 21.0 SUBSIDIARIES


      Registrant                 First Federal Bancshares, Inc.
      ----------


                                Percentage              Jurisdiction or
      Subsidiaries              Ownership           State of Incorporation
      ------------              ---------           ----------------------

First Federal Bank                100%                  United States
P S A Service Corporation(1)      100%                     Missouri



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(1) Wholly owned subsidiary of First Federal Bank.